Exhibit 99.1

Press Release

INVESTOR RELATIONS CONTACT:

Will McDowell

215-761-4198

william.mcdowell2@cigna.com

MEDIA CONTACT:

Ellie Polack

860-902-4906

elinor.polack@cigna.com

Cigna Expands Stakeholder and Community Support, Reports Second Quarter 2020 Performance

•	Total revenues in the second quarter were $39.3 billion. Adjusted revenues[1] were $39.2 billion.
•	Shareholders’ net income for second quarter was $1.8 billion, or $4.73 per share
•	Adjusted income from operations[2] for the second quarter was $2.2 billion, or $5.81 per share
•	Adjusted income from operations[2,3] is projected to be in the range of $18.00 to $18.60 per share in 2020[3]

BLOOMFIELD, CT, July 30, 2020 – Global health service company Cigna Corporation (NYSE: CI) continues to expand stakeholder and community support and today reported second quarter 2020 performance.

“Cigna's mission to improve the health, well-being and peace of mind of those we serve continues to guide us as we remain relentlessly focused on supporting the needs of our customers, clients, and communities,” said David M. Cordani, President and Chief Executive Officer. “Our stakeholders are facing unprecedented challenges from the pandemic, uncertainty of a disrupted economy, and pain of racial tensions and inequality. We are proud of the actions we have taken to provide innovative programs and services and expanded financial support, all while delivering sustained, attractive financial performance and generating substantial cash flows that fuel our offerings for the benefit of all we serve.”

Total revenues for second quarter 2020 were $39.3 billion. Adjusted revenues1 were $39.2 billion and reflect strong contributions from each of Cigna's ongoing businesses.

Shareholders’ net income for second quarter 2020 was $1.8 billion, or $4.73 per share, compared with $1.4 billion, or $3.70 per share, for second quarter 2019.

Cigna's adjusted income from operations2 for second quarter 2020 was $2.2 billion, or $5.81 per share, compared with $1.6 billion, or $4.30 per share, for second quarter 2019 reflecting the impact of deferred medical utilization due to the COVID-19 pandemic as well as ongoing focused execution across our businesses.

Reconciliations of total revenues to adjusted revenues1 and of shareholders’ net income to adjusted income from operations2 are provided on the following page, and on Exhibit 1 of this earnings release.

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CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to adjusted revenues1 and shareholders’ net income to adjusted income from operations2:

Consolidated Financial Results (dollars in millions):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020
Total Revenues	$39,265	$38,819	$38,469	$77,734
Net Realized Investment (Gains) Losses from Equity Method Investments[1]	(60)	6	10	(50)
Special Items[1]	—	—	(87)	(87)
Transitioning Client Contributions[1]	—	(4,450)	—	—
Adjusted Revenues[1]	$39,205	$34,375	$38,392	$77,597

Consolidated Earnings, net of taxes
Shareholders’ Net Income	$1,754	$1,408	$1,181	$2,935
Net Realized Investment (Gains) Losses[2]	(88)	(13)	77	(11)
Amortization of Other Acquired Intangible Assets[2]	376	572	309	685
Special Items[2]	110	179	191	301
Transitioning Client Contributions[1,2]	—	(506)	—	—
Adjusted Income from Operations[2]	$2,152	$1,640	$1,758	$3,910

Shareholders’ Net Income, per share	$4.73	$3.70	$3.15	$7.88
Adjusted Income from Operations[2], per share	$5.81	$4.30	$4.69	$10.49

•	Cigna’s second quarter results reflect revenue and earnings growth due to strong fundamental performance and lower medical costs from deferred care related to the COVID-19 pandemic.

•	Year to date through July 29, 2020, the Company repurchased 8.3 million shares of common stock for approximately $1.5 billion.

•	The debt to capitalization ratio decreased to 43.5% at June 30, 2020 from 45.2% at December 31, 2019.

•	The SG&A expense ratio[4] was 8.4% for second quarter 2020, a decrease from 9.0% for second quarter 2019, driven by significant revenue growth and continued expense efficiency.

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CUSTOMER RELATIONSHIPS

The following table summarizes Cigna’s medical customers and overall customer relationships:

Customer Relationships (in thousands):

	As of the Periods Ended
	June 30,		March 31,	December 31,
	2020	2019	2020	2019

Total Pharmacy Customers[5]	84,919	75,171	78,804	75,903

Commercial	14,000	14,026	14,140	14,187
Government	1,415	1,382	1,412	1,361
International Markets	1,668	1,589	1,666	1,597
Total Medical Customers[5]	17,083	16,997	17,218	17,145

Behavioral Care	37,061	28,577	37,231	30,361
Dental	17,850	17,077	18,018	17,231
Medicare Part D	3,300	3,266	3,295	3,276
International Markets Supplemental Policies[5,6]	12,098	12,500	12,453	12,444
Group Disability and Life Covered Lives[5]	15,900	15,400	15,900	15,400
Total Customer Relationships	188,211	168,988	182,919	171,760

•	The pharmacy customer base[5] at second quarter 2020 grew to 84.9 million, an organic increase of 9.0 million customers year to date, driven by strong new health plan sales.

•	The total medical customer base[5] at second quarter 2020 was 17.1 million, a decrease of 62,000 customers year to date, driven by a decline in National Accounts, partially offset by growth in Medicare Advantage and the Select and International Markets segments.

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HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 1 for a reconciliation of adjusted income (loss) from operations2 to shareholders’ net income.

Health Services

This segment includes a broad range of services, including benefits management, specialty pharmacy services, clinical solutions, home delivery, and health management services.

Financial Results (dollars in millions):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020
Adjusted Revenues[1]	$28,602	$23,537	$27,168	$55,770
Adjusted Income from Operations, Pre-Tax[2]	$1,249	$1,162	$1,082	$2,331
Adjusted Margin, Pre-Tax[7]	4.4%	4.9%	4.0%	4.2%

•	Second quarter 2020 adjusted revenues[1] increased 22% relative to second quarter 2019 driven by the insourcing of Integrated Medical pharmacy volumes and strong organic growth, including continued growth in specialty pharmacy services, partially offset by reduced retail script volumes due to the COVID-19 pandemic.

•	Second quarter adjusted income from operations, pre-tax[2] increased 7% relative to second quarter 2019, reflecting customer growth, higher adjusted pharmacy scripts volumes, benefits from the effective management of the supply chain, and continued strong performance in specialty pharmacy services, partially offset by an increase in operating expenses to support growth.

•	Health Services fulfilled 364 million adjusted pharmacy scripts[8] in second quarter 2020, an increase of 24% over second quarter 2019 driven by the insourcing of Integrated Medical pharmacy volumes and strong organic growth, partially offset by reduced retail script volumes.

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Integrated Medical

This segment includes Cigna’s U.S. Commercial and Government businesses that provide comprehensive medical solutions to clients and customers. U.S. Commercial products and services include medical, pharmacy, behavioral health, dental, vision, health advocacy programs and other products and services to insured and self-insured customers. Government solutions include Medicare Advantage, Medicare Supplement, and Medicare Part D plans for seniors, Medicaid plans, and individual health insurance coverage both on and off the public exchanges.

Financial Results (dollars in millions):
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020
Adjusted Revenues[1]	$9,237	$8,968	$9,860	$19,097
Adjusted Income from Operations, Pre-Tax[2]	$1,523	$990	$1,199	$2,722
Adjusted Margin, Pre-Tax[7]	16.5%	11.0%	12.2%	14.3%

•	Second quarter 2020 adjusted revenues[1] grew 3% over second quarter 2019, reflecting customer growth in Medicare Advantage and in the Select segment, as well as premium increases, partially offset by premium relief programs for clients that were delivered in response to the COVID-19 pandemic. The sequential decline in adjusted revenues[1] was primarily due to premium relief programs for clients, lower net investment income, and a modest decline in medical customers.

•	Second quarter 2020 adjusted income from operations, pre-tax² and adjusted margin, pre-tax[7] reflect significantly lower medical utilization in both the Commercial and Government segments compared to historic patterns, as individuals deferred care due to the COVID-19 pandemic, partially offset by premium relief programs for clients and cost share waivers for customers.

•	The medical care ratio[4] (“MCR”) of 70.5% for second quarter 2020 reflects significantly lower medical utilization in both the Commercial and Government segments compared to historic patterns, as individuals deferred care due to the COVID-19 pandemic, partially offset by premium relief programs for clients and cost share waivers for customers.

•	Integrated Medical net medical costs payable[9] was $2.80 billion at June 30, 2020, $2.64 billion at June 30, 2019, and $2.59 billion at December 31, 2019. Year to date, favorable prior year reserve development on a gross pre-tax basis was $130 million and $149 million through second quarter 2020 and 2019, respectively.

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International Markets

This segment includes supplemental health, life and accident insurance products and health care coverage in Cigna’s international markets, as well as health care benefits for globally mobile individuals and employees of multinational organizations.

Financial Results (dollars in millions):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020
Adjusted Revenues[1,6]	$1,432	$1,389	$1,470	$2,902
Adjusted Income from Operations, Pre-Tax[2]	$319	$207	$282	$601
Adjusted Margin, Pre-Tax[7]	22.3%	14.9%	19.2%	20.7%

•	Second quarter 2020 adjusted revenues[1,6] grew 3% over second quarter 2019, reflecting continued business growth, partially offset by adverse foreign currency movement.

•	Second quarter 2020 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[7] reflect lower claim levels driven by the COVID-19 pandemic, continued business growth and operational efficiency.

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Group Disability and Other Operations

This segment includes Cigna’s Group Disability and Life business which offers group long-term and short-term disability, and group life, accident, voluntary and specialty insurance products and services. Additionally, this segment includes Corporate Owned Life Insurance (“COLI”) and the Company’s run-off operations.

Financial Results (dollars in millions):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020
Adjusted Revenues[1]	$1,328	$1,309	$1,339	$2,667
Adjusted Income from Operations, Pre-Tax[2]	$132	$149	$77	$209
Adjusted Margin, Pre-Tax[7]	9.9%	11.4%	5.8%	7.8%

•	Second quarter 2020 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[7] reflect elevated claims in Cigna’s Life business primarily related to the COVID-19 pandemic, partially offset by favorable performance within the Disability business.

•	On December 18, 2019, Cigna announced a definitive agreement whereby New York Life will acquire Cigna's Group Disability and Life business for $6.3 billion. Cigna expects the transaction to close in the third quarter of 2020, subject to applicable regulatory approvals and other customary closing conditions.

Corporate

Corporate reflects interest expense, as well as amounts not allocated to operating segments and includes intersegment eliminations.

Financial Results (dollars in millions):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020
Adjusted (Loss) from Operations, Pre-Tax[2]	$(400)	$(453)	$(405)	$(805)

•	Second quarter 2020 adjusted loss from operations, pre-tax[2] decreased relative to second quarter 2019 as a result of lower interest expense.

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COVID-19 Response

From the onset of the COVID-19 pandemic, Cigna has focused on delivering peace of mind for the people and businesses we serve, and our employees and their families. We’ve taken bold actions to drive affordability, remove uncertainty, and make health care easier. To date, these actions include:

Making Health Care Affordable

•	Waived customer out-of-pocket costs for COVID-19 related visits, testing and treatment delivered by any in-network provider anywhere – whether at an office, an urgent care center, emergency room or through virtual care.[10]
•	Protecting customers from surprise bills by out-of-network providers through the Customer Protection Program.
•	Customers can utilize free standard shipping for home delivery of maintenance medications.
•	Helping people temporarily without coverage access prescription savings through Parachute Rx.
•	Employers can provide tax-free financial assistance to employees for qualified disaster relief payments, such as medical payments, groceries, child care, and wellness services with the Cigna Care Card.
•	Expanding financial assistance to Cigna group dental clients by issuing one-month premium credits.
•	Offering financial relief to clients through its Guaranteed Cost Client Relief Program.

Making Health Care Predictable

•	Helping customers get COVID-19 care in the safety of their home from Medocity.
•	Protecting prescription medication supply through quantity limits as needed.
•	24/7 customer access to pharmacists.
•	Waived prior authorizations for patient transfers, emergency department visits and home health care services.
•	Customers can utilize virtual care for non-COVID-19 issues at the standard in-office benefit.
•	Acute and advanced illness care offered at home.

Making Health Care Simple

•	Encouraged use of virtual care, and have seen 132K+ visits through telehealth partners MDLIVE and Amwell.
•	Cigna Dental customers can utilize Cigna Dental Virtual Care powered by The TeleDentists.
•	Buoy Health (U.S.) and Infermedica (international) tools provide COVID-19 symptom checkers. To date, 100K+ customers have used Buoy.

•	Digital mental health care tools available include Happify, iPrevail and Talkspace, and SilverCloud Health.
•	Expanded Employee Assistance Programs for customers and households, and have seen a significant increase in consultations.

Supporting Communities

•	Cigna and the Cigna Foundation[11] launched the Brave of Heart Fund with a $25M grant to provide financial assistance to survivors of frontline U.S. workers who gave their lives in COVID-19 fight. The Fund was created in partnership with the New York Life Foundation. Cigna will also provide emotional support services at no cost.
•	Providing free on-demand supportive resources for customers and the general public, such as online articles, podcasts, and webinars.
•	24/7 free mental health support line for the public.
•	Cigna has not requested or retained any proceeds under the CARES Act.

Supporting Our Workforce

•	In less than one month’s time, enabled nearly 100% of employees who could work from home to do so, globally.
•	Lifted restriction on paid time off use before accrual.
•	Employees have 10 paid Emergency Time Off days for COVID-19 related absences.
•	20% pay premium for U.S. worksite-essential employees.
•	Enhanced employee recognition program.
•	Introduced the Cigna COVID-19 Employee Assistance Fund to help offset extraordinary financial hardships.
•	Launched Employees Helping Employees: Cloth Face Coverings campaign for employees to make masks for worksite essential coworkers.
•	Ensuring workplace health through enhanced safety protocols, including PPE for frontline staff.

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2020 OUTLOOK

Cigna's outlook for full year 2020 adjusted revenues1,3 is $154 billion to $156 billion. Cigna’s outlook for full year 2020 consolidated adjusted income from operations2,3 on a per share basis is in the range of $18.00 to $18.60 per share. Cigna’s outlook excludes potential effects of any future share repurchase3. Also, while Cigna continues to expect to close the sale of Cigna's Group Disability and Life business in the third quarter of 2020, Cigna's outlook assumes a full year of contributions from the Group Disability and Life business.

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The foregoing statements represent the Company’s current estimates of Cigna's 2020 consolidated adjusted revenues1,3 and adjusted income from operations2,3 on a per share basis as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna’s website in the Investor Relations section (https://www.cigna.com/aboutcigna/investors). Management will be hosting a conference call to review second quarter 2020 results and discuss full year 2020 outlook beginning today at 8:30 a.m. ET. A link to the conference call is available in the Investor Relations section of Cigna's website located at https://www.cigna.com/aboutcigna/investors/events/index.page.

The call-in numbers for the conference call are as follows:

Live Call

(888) 324-7575 (Domestic)

(210) 234-0013 (International)

Passcode: 7302020

Replay

(800) 839-1171 (Domestic)

(203) 369-3030 (International)

It is strongly suggested you dial in to the conference call by 8:15 a.m. ET.

About Cigna

Cigna Corporation (NYSE: CI) is a global health service company dedicated to improving the health, well-being and peace of mind of those we serve. Cigna delivers choice, predictability, affordability and access to quality care through integrated capabilities and connected, personalized solutions that advance whole person health. All products and services are provided exclusively by or through operating subsidiaries of Cigna Corporation, including Cigna Health and Life Insurance Company, Cigna Life Insurance Company of New York, Connecticut General Life Insurance Company, Express Scripts companies or their affiliates, and Life Insurance Company of North America. Such products and services include an integrated suite of health services, such as medical, dental, behavioral health, pharmacy, vision, supplemental benefits, and other related products including group life, accident and disability insurance.

Cigna maintains sales capability in over 30 countries and jurisdictions, and has more than 185 million customer relationships throughout the world. To learn more about Cigna®, including links to follow us on Facebook or Twitter, visit www.cigna.com.

Notes:

1.	At the consolidated level, the measure “adjusted revenues” is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, “total revenues.” Cigna defines adjusted revenues as total revenues excluding net realized investment results from equity method investments and special items. Special items are identified in Exhibit 1 of this earnings release. For periods prior to 2020, Cigna also excludes revenue contributions from transitioning pharmacy benefit management clients, Anthem Inc. and Coventry Health Care, Inc. (the “transitioning clients”). Cigna excludes these items from this measure because they are not indicative of past or future underlying performance of the business. See Exhibit 1 for a reconciliation of consolidated adjusted revenues to total revenues.

2.	Adjusted income (loss) from operations is defined as shareholders’ net income (loss) excluding the following adjustments: net realized investment results, amortization of acquired intangible assets, and special items. For periods prior to 2020, Cigna also excludes earnings contributions from transitioning clients. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results.

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Adjusted income (loss) from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. This consolidated measure is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. See Exhibit 1 for a reconciliation of consolidated adjusted income from operations to shareholders’ net income.

3.	Certain adjusted metrics presented for 2019 exclude contributions from transitioning clients. As previously disclosed, beginning in 2020, Cigna no longer excludes contributions from transitioning clients from its adjusted metrics, as the transition for those clients was substantially complete as of December 31, 2019.

Management is not able to provide a reconciliation of adjusted income from operations to shareholders’ net income (loss) or adjusted revenues to total revenues on a forward-looking basis because it is unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results (from equity method investments with respect to adjusted revenues) and (ii) future special items. These items are inherently uncertain and depend on various factors, many of which are beyond Cigna’s control. As such, any associated estimate and its impact on shareholders’ net income and total revenues could vary materially.

The Company’s outlook excludes the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release. Additionally, the Company’s outlook assumes a full year of contributions from Cigna's Group Disability and Life business.

4.	Operating ratios are defined as follows:
•	Medical care ratio represents medical costs as a percentage of premiums for all U.S. commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements, as well as Medicare Advantage, Medicare Part D, Medicare Supplement, Medicaid, and individual on and off-exchange products, within Cigna’s Integrated Medical segment.
•	SG&A expense ratio represents enterprise selling, general and administrative expenses excluding special items and, prior to 2020, expenses from transitioning clients, as a percentage of adjusted revenue at a consolidated level.

5.	Customer relationships are defined as follows:
•	Total medical customers includes individuals in Cigna’s Integrated Medical and International Markets segments who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.
•	U.S. Individual includes on-exchange Patient Protection and Affordable Care and Education Reconciliation Act (“ACA”) business, off-exchange ACA business and off-exchange non-ACA business.
•	Pharmacy customer relationships for periods prior to 2020 excludes transitioning clients.
•	International Markets supplemental policies exclude International Markets medical customers included in total medical customers.
•	Group Disability and Life covered lives are estimated.

6.	Cigna owns a 50% non-controlling interest in its China joint venture. Cigna's 50% share of the joint venture’s earnings is reported in Fees and Other Revenues using the equity method of accounting under GAAP. As such, the adjusted revenues and policy counts for the International Markets segment do not include the China joint venture.

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7.	Adjusted margin, pre-tax, is calculated by dividing adjusted income (loss) from operations, pre-tax by adjusted revenues for each segment.

Adjusted margin, after-tax, is calculated by dividing consolidated adjusted income (loss) from operations by consolidated adjusted revenues. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results.

8.	For Health Services adjusted pharmacy scripts, non-specialty network scripts filled through 90-day programs and home delivery scripts are multiplied by three. All other network and specialty scripts are counted as one script.

9.	Medical costs payable within the Integrated Medical segment are presented net of reinsurance and other recoverables. The gross medical costs payable balance was $2.96 billion as of June 30, 2020, $2.89 billion as of December 31, 2019, and $2.88 billion as of June 30, 2019.

10.	Enhanced coverage for COVID-19 related services applies to customers in the United States who are covered under Cigna's employer/union sponsored insured group health plans, insured plans for globally mobile individuals, Medicare Advantage, Medicaid, and the Individual and Family insurance plans. Self-insured group health plans administered by Cigna have an opportunity to opt out of these benefits. Treatments covered include those covered under Medicare and other applicable state regulations.

11.	The Cigna Foundation is a private foundation funded by contributions from Cigna Corporation and its subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made in connection with this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our projected consolidated adjusted income from operations outlook for 2020 on a per share basis; projected adjusted revenue outlook for 2020; future financial or operating performance, including our ability to deliver affordable, personalized and innovative solutions for our customers and clients, in light of the challenges presented by the COVID-19 pandemic; future growth, business strategy, strategic or operational initiatives, including our organizational efficiency plan; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; strategic transactions, including the merger (the “Merger”) with Express Scripts Holding Company and the sale of our U.S. Group Disability and Life business; our ongoing operational response to the COVID-19 pandemic; and other statements regarding Cigna's future beliefs, expectations, plans, intentions, financial condition or performance. You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical and pharmacy costs and price effectively; our ability to adapt to changes or trends in an evolving and rapidly changing industry; our ability to effectively differentiate our products and services from those of our competitors and maintain or increase market share; our ability to develop and maintain good relationships with physicians, hospitals, other health care providers, producers, consultants, and pharmaceutical manufacturers; changes in the pharmacy provider marketplace or pharmacy networks; changes in drug pricing; the impact of modifications to our operations and processes; our ability to identify potential strategic transactions and realize the expected benefits (including anticipated synergies) of such transactions in full or within the anticipated time frame, including with respect to the Merger and the sale of our Group Disability and Life business, as well as our ability to integrate or separate operations, resources and systems; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations, actions or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems and those of our key suppliers or other third parties; the impact of our debt service obligations on the availability of funds for other business purposes; unfavorable industry, economic or political conditions, including foreign currency movements; acts of civil unrest, war, terrorism, natural disasters or pandemics; reinsurance credit risk; the scale and scope of the COVID-19 pandemic and its potential impact on our business, operating results, cash flows and financial condition, as well as on our employees, clients, customers, suppliers and partners and on the U.S. and global economies; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K, our Form 10-Q for the quarter ended March 31, 2020 and subsequent reports on Forms 10-Q and 8-K available through the Investor Relations section of www.cigna.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION			EXHIBIT 1
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended		Three Months Ended
	June 30,		June 30,		March 31,
	2020	2019	2020	2019	2020
REVENUES
Pharmacy revenues	$26,564	$26,288	$51,662	$51,467	$25,098
Premiums	10,406	9,803	21,246	19,774	10,840
Fees and other revenues	2,072	2,388	4,250	4,838	2,178
Net investment income	223	340	576	686	353
Total revenues	39,265	38,819	77,734	76,765	38,469
Revenue contributions from transitioning clients	—	(4,450)	—	(8,939)	—
Net realized investment results from certain equity method investments	(60)	6	(50)	(22)	10
Special item related to contractual adjustment for a former client	—	—	(87)	—	(87)
Adjusted revenues (1)	$39,205	$34,375	$77,597	$67,804	$38,392

SHAREHOLDERS’ NET INCOME

Shareholders' net income	$1,754	$1,408	$2,935	$2,776	$1,181
After-tax adjustments to reconcile to adjusted income from operations
Net realized investment (gains) losses	(88)	(13)	(11)	(51)	77
Amortization of acquired intangible assets	376	572	685	1,136	309
Adjustment for transitioning clients	—	(506)	—	(1,010)	—
Special Items
Debt extinguishment costs	11	—	151	—	140
Integration and transaction-related costs	99	115	173	223	74
Charge for organizational efficiency plan	—	—	24	—	24
Charges associated with litigation matters	—	64	19	64	19
Contractual adjustment for a former client	—	—	(66)	—	(66)
Adjusted income from operations	$2,152	$1,640	$3,910	$3,138	$1,758

Pre-tax adjusted income (loss) from operations by segment
Health Services	$1,249	$1,162	$2,331	$2,156	$1,082
Integrated Medical	1,523	990	2,722	2,160	1,199
International Markets	319	207	601	413	282
Group Disability and Other	132	149	209	233	77
Corporate	(400)	(453)	(805)	(943)	(405)
Consolidated pre-tax adjusted income from operations(2)	2,823	2,055	5,058	4,019	2,235
Adjusted income tax expense	(671)	(415)	(1,148)	(881)	(477)
Consolidated after-tax adjusted income from operations(2)	$2,152	$1,640	$3,910	$3,138	$1,758

DILUTED EARNINGS PER SHARE

Shareholders’ net income	$4.73	$3.70	$7.88	$7.26	$3.15
After-tax adjustments to reconcile to adjusted income from operations
Net realized investment (gains) losses	(0.24)	(0.03)	(0.03)	(0.13)	0.21
Amortization of acquired intangible assets	1.02	1.49	1.84	2.96	0.82
Adjustment for transitioning clients	—	(1.33)	—	(2.64)	—
Special Items
Debt extinguishment costs	0.03	—	0.41	—	0.38
Integration and transaction-related costs	0.27	0.30	0.46	0.58	0.20
Charge for organizational efficiency plan	—	—	0.06	—	0.06
Charges associated with litigation matters	—	0.17	0.05	0.17	0.05
Contractual adjustment for a former client	—	—	(0.18)	—	(0.18)
Adjusted income from operations(2)	$5.81	$4.30	$10.49	$8.20	$4.69
Weighted average shares (in thousands)	370,697	380,969	372,668	382,496	374,639
Common shares outstanding (in thousands)			368,258	377,883	369,317

SHAREHOLDERS' EQUITY at June 30,			$47,366	$43,815
SHAREHOLDERS' EQUITY PER SHARE at June 30,			$128.62	$115.95

(1) Adjusted revenues is defined as total revenues excluding the following adjustments: special items and Cigna's share of certain realized investment results of its joint ventures reported using the equity method. For periods prior to 2020, we also excluded revenue contributions from transitioning clients. These items are excluded because they are not indicative of past or future underlying performance of our businesses.

(2) Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results, amortization of acquired intangible assets and special items. For periods prior to 2020, we also excluded earnings contributions from transitioning clients.